                                                                       Exhibit d

CERTIFICATE                                                         NUMBER OF
  NUMBER                                                          SHARES  ____
  ------

            NUVEEN NORTH CAROLINA DIVIDEND ADVANTAGE MUNICIPAL FUND 2 Organized Under the Laws of the Commonwealth of Massachusetts
         Municipal Auction Rate Cumulative Preferred Shares, Series ___
                            $.01 Par Value Per Share
                     $_____ Liquidation Preference Per Share

                                                          CUSIP NO. ___________

This Certifies that __ is the owner of _____ fully paid and non-assessable shares of Municipal Auction Rate Cumulative Preferred Shares, Series __, $.01 par value per share, __________ liquidation preference per share, of Nuveen North Carolina Dividend Advantage Municipal Fund 2 (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Fund to any shareholder upon request and without charge. The Fund is organized as a Massachusetts business trust.

This Certificate is executed on behalf of the Fund by the officers as officers and not individually and the obligations hereof are not binding upon any of the trustees, officers, or shareholders individually but are binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers this ____ day of ______, 20___ A.D.

BANKERS TRUST COMPANY                          NUVEEN NORTH CAROLINA DIVIDEND
As Transfer Agent and Registrar                ADVANTAGE Municipal fund 2

By:                                            By:
   ----------------------------------             ------------------------------
          Authorized Signature                             Vice President

                                               Attest:
                                                      --------------------------
                                                         Assistant Secretary

FOR VALUE RECEIVED, _________ hereby sell, assign and transfer unto

Shares of beneficial interest represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________ Attorney to transfer the said Shares on the books of the within named Fund with full power of substitution in the premises.

Dated                    ,
      -------------------  -------
In presence of

-------------------------  ---------------



          Shares of Municipal Auction Rate Cumulative Preferred Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Fund's Statement Establishing and Fixing the Rights and Preferences of such Shares, copies of which will be furnished by the Fund to any shareholders upon request and without charge.

          The Fund will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.